                                                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ______________________

                                    FORM S-8
                             Registration Statement
                                     under
                           THE SECURITIES ACT OF 1933
                             ______________________

                             SMITHKLINE BEECHAM plc
                             An English Corporation

                                   98-0101920
                      (I.R.S. Employer Identification No.)

                               New Horizons Court
                     Brentford, Middlesex  TW8 9EP, England
                               011-4481-975-2000


                   SmithKline Beecham Retirement Savings Plan
           (formerly SmithKline Beecham Savings and Investment Plan)

                            (Full title of the plan)
                             ______________________

                               AGENT FOR SERVICE

                           Donald F. Parman, Esquire
                         SmithKline Beecham Corporation
                               One Franklin Plaza
                        Philadelphia, Pennsylvania 19101
                                 (215) 751-7633
              (Address and telephone number of agent for service)

                        ________________________________

              [Calculation of Registration Fee on following page]


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                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
Title of each                 Amount to be        Proposed maximum         Proposed         Amount of
class of securities           registered          offering price           maximum          registration
to be registered                                  per share (1)            aggregate        fee
                                                                           offering
                                                                           price (1)
--------------------------------------------------------------------------------------------------------
Ordinary Shares,              6,350,000           $66.9375                 $85,010,625      $25,760.80
  12.5p nominal value (1)

--------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) based on the assumption that the underlying shares are offered as interests in the SB Stock Fund in the form of American Depositary Shares and the average of the high and low prices on December 19, 1996 on the New York Stock Exchange for the American Depositary Shares, each of which represents five Ordinary Shares.





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         The contents of Registration Statement on Form S-8 related to the
SmithKline Beecham Savings and Investment Plan (Commission File No. 33-33032) are incorporated herein by reference.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 8.  Exhibits.

         24   Consent of Coopers & Lybrand and Price Waterhouse

         25 Powers of Attorney for certain officers and directors of the registrants


         The registrants undertake to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.





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                      SIGNATURES OF SMITHKLINE BEECHAM PLC

      Pursuant to the requirements of the Securities Act of 1933, SmithKline Beecham plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 23, 1996.

                                                SMITHKLINE BEECHAM plc



                                                By /s/DONALD F. PARMAN *
                                                   ----------------------
                                                   Jan Leschly,
                                                   Chief Executive


      Pursuant to the requirements of the Securities Act of 1933, the undersigned has executed this registration statement as attorney-in-fact for the following persons in the capacities on December 23, 1996.



/s/ Donald F. Parman *
----------------------
Jan Leschly                                Chief Executive and Director



/s/ Donald F. Parman *
----------------------
Hugh R. Collum                             Principal Accounting Officer

The undersigned has executed this registration statement as attorney-in-fact for the following directors of the registrant, constituting a majority of the members of the registrant's board of directors:

Paul A. Allaire                                       Jan Leschly
Andrew R.F. Buxton                                    Donald F. McHenry
Hugh R. Collum                                        Dr. George H. Poste
Dr. Jean-Pierre Garnier                               Dr. Lucy Shapiro
William R. Grant                                      Sir Peter Walters
Sir Christopher Hogg                                  Dr. Tadataka Yamada
Baroness Gloria Hooper                                John A. Young


                                                      /s/ Donald F. Parman
                                                      --------------------
                                                      Donald F. Parman
                                                      December 23, 1996
*  As attorney-in-fact





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                               Index to Exhibits



      Exhibit                                                              Pages
      -------                                                              -----

      24        Consent of Coopers & Lybrand and
                     Price Waterhouse

      25        Powers of Attorney for certain officers
                and directors of the registrants





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